FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Municipal Trust

Series Number	10
Fund	Fidelity Municipal Income Fund
Trade Date	March 25, 2009
Settle Date	April 2, 2009
Security Name	CA ST 6% 4/1/38
CUSIP	13063A4Y7
Aggregate Offering Value	$2,300,000,000
Price	98.647
Transaction Value	$6,609,349
Security Name	CA ST 6.5% 4/1/33
CUSIP	13063A4W1
Aggregate Offering Value	$2,300,000,000
Price	104.482
Transaction Value	$8,045,114
% of Offering	0.63%
Underwriter Purchased From	Merrill Lynch Pierce Fenner
Underwriting Members: (1)	Merrill Lynch & Co.
Underwriting Members: (2)	Citi
Underwriting Members: (3)	De La Rosa & Co.
Underwriting Members: (4)	Alamo Capital
Underwriting Members: (5)	Backstrom McCarley Berry & Co., LLC
Underwriting Members: (6)	Banc of America Securities LLC
Underwriting Members: (7)	Barclays Capital
Underwriting Members: (8)	Blaylock Robert Van, LLC
Underwriting Members: (9)	City National Securities, Inc.
Underwriting Members: (10)	Comerica Securities
Underwriting Members: (11)	DEPFA First Albany Securities, LLC
Underwriting Members: (12)	Edward D. Jones & Co., LP
Underwriting Members: (13)	Fidelity Capital Markets
Underwriting Members: (14)	Goldman, Sachs & Co.
Underwriting Members: (15)	Great Pacific Securities
Underwriting Members: (16)	Grigsby & Associates, Inc.
Underwriting Members: (17)	Jackson Securities
Underwriting Members: (18)	Jesup & Lamont Securities Corporation
Underwriting Members: (19)	J.P. Morgan
Underwriting Members: (20)	Loop Capital Markets, LLC
Underwriting Members: (21)	Morgan Keegan and Company, Inc.
Underwriting Members: (22)	Morgan Stanley
Underwriting Members: (23)	Nollenberger Capital Partners, Inc.
Underwriting Members: (24)	The Northern Trust Company
Underwriting Members: (25)	Pershing LLC
Underwriting Members: (26)	Piper Jaffray & Co.
Underwriting Members: (27)	Prager Sealy & Co., LLC
Underwriting Members: (28)	Ramirez & Co., Inc.
Underwriting Members: (29)	Raymond James& Associates, Inc.
Underwriting Members: (30)	RBC Capital Markets
Underwriting Members: (31)	Rice Financial Products Co.
Underwriting Members: (32)	Siebert Brandford Shank & Co., LLC
Underwriting Members: (33)	SL Hare Capital
Underwriting Members: (34)	Southwest Securities
Underwriting Members: (35)	Stone & Youngberg
Underwriting Members: (36)	Wachovia Bank, NA
Underwriting Members: (37)	Wedbush Morgan Securities
Underwriting Members: (38)	Wells Fargo Institutional Securities, LLC